UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 12, 2008 (February 6, 2008)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2008, David W. Honeyfield, Senior Vice President - Chief Financial Officer and Secretary of St. Mary Land & Exploration Company (the “Company”), provided notice to the Company of his intent to resign from his position effective March 21, 2008.  Mr. Honeyfield will be leaving the Company to take an executive management position with another company that is not in the oil and gas industry.  The Company has commenced a search for a replacement for Mr. Honeyfield.  A copy of the press release issued by the Company on February 12, 2008, to announce this pending management change is filed as Exhibit 99.1 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is filed as part of this report:
	Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated February 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date:	February 12, 2008	By:	/s/ DAVID W. HONEYFIELD
David W. Honeyfield
Senior Vice President – Chief Financial Officer and Secretary